Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

          The Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1. CHRYSLER CORPORATION MASTER RETIREMENT TRUST (C/O OAKTREE CAPITAL MANAGEMENT, LLC) and the information set forth opposite its name is hereby deleted in its entirety from the table of Selling Securityholders on page 15 of the Prospectus.

2. COMBINED INSURANCE COMPANY OF AMERICA and the information set forth opposite its name is hereby deleted in its entirety from the table of Selling Securityholders on page 15 of the Prospectus.

3. JEFFERIES & COMPANY is added to the table of Selling Securityholders on page 16 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

     Principal  Amount  of  Debentures  Beneficially  Owned  That
     -------------------------------------------------------------
       May  be  Sold                                                   2,000,000
       -------------
     Percentage  of  Debentures  Outstanding                                   *
     ---------------------------------------
     Number of  Conversion Shares That May Be Sold                        54,608
     ---------------------------------------------

     Percentage of Common Stock Outstanding                                    *
     --------------------------------------

4. The information set forth opposite the name MCMAHON SECURITIES COMPANY, L.P. in the table of Selling Securityholders on page 16 is amended as follows:

     Principal Amount of Debentures Beneficially
     --------------------------------------------
       Owned That May be Sold                                          2,375,000
       ----------------------
     Percentage of Debentures Outstanding                                      *
     ------------------------------------
     Number of Conversion Shares                                          64,846
     ---------------------------
     Percentage of Common Stock Outstanding                                    *
     --------------------------------------

5. OCM CONVERTIBLE LIMITED PARTNERSHIP and the information set forth opposite its name is hereby deleted in its entirety from the table of Selling Securityholders on page 17 of the Prospectus.

6. OCM CONVERTIBLE TRUST and the information set forth opposite its name is hereby deleted in its entirety from the table of Selling Securityholders on page 17 of the Prospectus.

7. PARTNER REINSURANCE COMPANY, LTD. and the information set forth opposite its name is hereby deleted in its entirety from the table of Selling Securityholders on page 17 of the Prospectus.

8. PLACEMENTS CONVERTIBLES INTERNATIONALES is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus
     Supplement:

     Principal Amount of Debentures Beneficially Owned
     -------------------------------------------------
       That May be Sold                                                1,000,000
       -----------------
     Percentage of Debentures Outstanding                                      *
     ------------------------------------
     Number of Conversion Shares                                          27,303
     ---------------------------
     Percentage of Common Stock Outstanding                                    *
     --------------------------------------

9. RAYTHEON COMPANY MASTER PENSION TRUST and the information set forth opposite its name is hereby deleted in its entirety from the table of Selling Securityholders on page 17 of the Prospectus.

10. STATE EMPLOYEE'S RETIREMENT FUND OF THE STATE OF DELAWARE and the information set forth opposite its name is hereby deleted in its entirety from the table Selling Securityholders on page 18 of the Prospectus.

11. STATE OF CONNECTICUT COMBINED INVESTMENT FUNDS and the information set forth opposite its name is hereby deleted in its entirety from the table of Selling Securityholders on page 18 of the Prospectus.

12. VANGUARD CONVERTIBLE SECURITIES FUND, INC. and the information set forth opposite its name is hereby deleted in its entirety from the table of the Selling Securityholders on page 18 of the Prospectus.

13. Having sold all of its previous holdings, the information set forth opposite the name WARBURG DILLON READ LLC, in the table of Selling Securityholders on page 17 of the Prospectus is amended as follows:

     Principal Amount of Debentures Beneficially
     -------------------------------------------
     Owned That May be Sold                                            1,000,000
     ----------------------
     Percentage of Debentures Outstanding                                      *
     ------------------------------------
     Number of Conversion Shares That May Be Sold                         27,304
     --------------------------------------------
     Percentage of Common Stock Outstanding                                    *
     --------------------------------------

The date of this Prospectus Supplement is January 5, 1999.